Exhibit 99.1

Investor Relations Contact:	Dave Armstrong
Phone:	(812) 962-5059

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Corporation Reports First Quarter Results for 2007

Total debt reduced by $60 million
Guidance Reaffirmed

EVANSVILLE, Ind. – April 30, 2007 – Accuride Corporation (NYSE: ACW), a leading manufacturer and supplier of commercial vehicle components, today announced its financial results for the first quarter ended March 31, 2007.

The Company reported results of $325.4 million in net sales for the first quarter of 2007 compared to $359.9 million for the first quarter of 2006, a decrease of 9.6%.  The decrease in net sales was primarily a result of the reduced demand due to new emission standards that became effective in 2007, and partially offset by $8.0 million of revenue resulting from a resolution of a commercial dispute with a customer.

A net loss of $1.9 million, or ($0.05) per diluted share, was reported for the first quarter of 2007 compared to net income of $20.0 million, or $0.58 per diluted share, for the first quarter of 2006.  The net loss was impacted by special items totaling $13.1 million, or $0.37 per diluted share, which was $20.1 million on a pre-tax basis.  The items included an $8.0 million increase in revenue from a resolution of a commercial dispute with a customer, which was offset by pre-tax costs of $18.2 million associated with a reduction in the employee workforce in our steel wheel operations, $9.8 million in accelerated depreciation related primarily to light steel wheel assets, and $0.1 million related to other non-operating and non-recurring items.

“As a result of our planned exit from a low margin light-duty steel wheel business, we completed a detailed analysis of the utilization of steel wheel capacity in future years.  The resultant business restructuring of our steel wheel operations will strengthen our long-term competitive position,” said John Murphy, Accuride’s President and Chief Operating Officer.

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Adjusted EBITDA was $49.2 million for the first quarter of 2007, compared to an Adjusted EBITDA of $54.5 million for the same quarter in 2006, a decrease of 9.7%.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth in the accompanying schedules.

Liquidity and Cash Flow

As of March 31, 2007, the Company had cash of $43.6 million and total debt of $582.7 million for net debt of $539.1 million, an increase of $6.6 million during the quarter.  For the first quarter of 2007, cash from operating activities was $2.7 million and capital expenditures totaled $10.3 million, resulting in negative free cash flow of $7.6 million compared to negative free cash flow of $23.8 million in the first quarter of 2006.  Furthermore, the Company repaid $60 million of term debt during the quarter.

Review and Outlook

“The operating results for the quarter exceeded our internal forecast as demand from our end markets was stronger than expected,” said Terry Keating, Accuride’s Chairman and CEO.  “We currently expect mid-year weakness will compensate for the strength in the first quarter.  Therefore, we are maintaining our 2007 guidance of Adjusted EBITDA between $115 million to $135 million and free cash flow between $35 million to $50 million based on industry estimated North American Class 8 production of 200,000 to 235,000 units and Class 5-7 production of 200,000 to 205,000 units.”

The Company will conduct a conference call to review its first quarter results on Monday, April 30, 2007, at 10:00 a.m. Central Time.  The phone number to access the conference call is (800) 798-2884 in the United States, or (617) 614-6207 internationally, access code 67074424.  A replay will be available beginning April 30, 2007, at 12:00 p.m. Central Time, to May 7, 2007, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 90580315.  The financial results for the three-month period ended March 31, 2007, will also be archived at http://www.accuridecorp.com.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco and Brillion.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding Accuride’s future results.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity ,expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

ACCURIDE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands except per share data)	2007	2006

NET SALES	$325,430	$359,925
COST OF GOODS SOLD	301,314	303,911
GROSS PROFIT	24,116	56,014
OPERATING EXPENSES:
Selling, general and administrative	15,051	13,689
INCOME FROM OPERATIONS	9,065	42,325
OTHER INCOME (EXPENSE):
Interest income	544	49
Interest expense	(12,563)	(11,679)
Equity in earnings of affiliate	—	215
Other income — net	74	602
INCOME (LOSS) BEFORE INCOME TAXES	(2,880)	31,512
INCOME TAX (BENEFIT) PROVISION	(996)	11,477
NET INCOME (LOSS)	$(1,884)	$20,035

Weighted average common shares outstanding—basic	34,894	33,982

Basic income (loss) per share	$(0.05)	$0.59

Weighted average common shares outstanding—diluted	34,894	34,526

Diluted income (loss) per share	$(0.05)	$0.58

ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2007	2006

NET INCOME (LOSS)	$(1,884)	$20,035
Net interest expense	12,019	11,630
Income tax expense (benefit)	(996)	11,477
Depreciation and amortization	21,742	11,810
EBITDA	30,881	54,952
Restructuring, severance and other charges(1)	18,268	—
Items related to our credit agreement(2)	27	(425)
ADJUSTED EBITDA	$49,176	$54,527

Note:

1)              For the three months ended March 31, 2007, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $18.2 million in costs associated with a reduction in the employee workforce in our steel wheel operations and (ii) $0.1 million in other non-operating costs at our facility in Erie, Pennsylvania.  Item (i) and (ii) affected gross profit.

2)              Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended March 31, 2007, items related to our credit agreement consist of foreign currency losses and other income or expenses of $0.1 million.  For the three months ended March 31, 2006, items related to our credit agreement consist of foreign currency income and other income or expenses of $0.4 million.

Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents net income before net interest expense, income tax (expense) benefit, depreciation and amortization plus non-recurring items.  However, other companies may calculate Adjusted EBITDA differently.  Accuride has included information concerning Adjusted EBITDA in this press release because Accuride’s management and our board of directors use it as a measure of our performance to internal business plans to which a significant portion of management incentive programs are based.  In addition, future investment and capital allocation decisions are based on Adjusted EBITDA.  Investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to the Company’s peer group.  The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes.  Certain financial covenants in our borrowing arrangements are tied to similar measures.

ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(In thousands)	2007	2006

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,621	$110,204
Customer and other receivables	158,557	142,665
Inventories, net	111,701	103,653
Supplies, net	22,319	22,124
Other current assets	18,418	19,594
Total current assets	354,616	398,240
PROPERTY, PLANT AND EQUIPMENT, net	284,073	300,806
OTHER ASSETS:
Goodwill and other assets	529,484	534,141
TOTAL	$1,168,173	$1,233,187
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$107,702	$107,217
Other current liabilities	74,546	79,682
Total current liabilities	182,248	186,899
LONG-TERM DEBT	582,725	642,725
OTHER LIABILITIES	142,151	139,981
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	261,049	263,582
TOTAL	$1,168,173	$1,233,187

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